TERRY  AMISANO  LTD.                                          AMISANO  HANSON
KEVIN  HANSON,  CA                                        CHARTERED  ACCOUNTANTS

     April  26,  2001


     Grant  Thomton  LLP

     701  Pike  Street,  Suite  1500

     Seattle,  Washington  98101-23 1 0


     Ladies  and  Gentlemen:

     We hereby consent to the use of our report on the financial statements of WTAA International, Inc. December 31, 1999 and for the year then ended dated May 16, 2000, except as to Note 12 (11) which is as of May 17, 2000 and as to Notes 12 (vil), (vl'll) and (lx) which arc as of May 31, 2000, for the purpose of its inclusion in the Company's Form 10- KSB for the year ended December 31, 2000, to be filed with the United States Securities and Exchange Commission.

     Very  truly  yours,

     AMISANO  HANSON


     By:   /s/  Kevin  Hanson          Date:  April 26, 2001
        -----------------------------

     Kevin  R.  Hanson,  C.A.


SUITE  604-750  WEST  PENDER STREET                      TELEPHONE (604)689-0188
VANCOUVER  CANADA                                     FACSIMILE  (604)  689-9773
V6C  2T7                                             E-MAIL:  amishan  telus.net



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